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                                                                    EXHIBIT 23.1


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated March 27, 2002, in the
Registration Statement (Form S-1 No. 333-     ) and related Prospectus of
Carmike Cinemas, Inc. for the registration of 3,000,000 shares of its common stock.

                                                  /s/ Ernst & Young LLP


Atlanta, Georgia
June 7, 2002